Consent of Independent Certified Public Accountants


First Investors Tax-Exempt Money Market Fund, Inc.
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 2-82572) of our report dated January 29, 1999 relating to the December 31, 1998 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.





                                          /s/ TAIT, WELLER & BAKER

                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 14, 1999